SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of earliest event reported): January 2, 2004

                       Commission File Number: 000-030813

                                  AlphaRx, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                      98-0177440
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         168 Konrad Crescent, Suite 200
                        Markham, Ontario, Canada L3R 9T9
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Dismissal of Philip K. Yeung, CPA

On December 29, 2003, the Board of Directors of AlphaRx Inc. (Company) terminated the independent certified accounting firm of Philip K. Yeung, CPA of Monterey Park, CA (PKY) as the Company's independent auditors. The termination of PKY was made by the Board of Directors, in consultation with PKY, based on the anticipated growth of the Company's operations in excess of the capacities of PKY in the foreseeable future.

No accountant's report on the financial statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years (ended September 30, 2002 and 2001) and from October 1, 2002 to the date of this Report, there were no disagreements with PKY on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation SK, during the

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Company's two most recent fiscal years (ended September 30, 2002 and 2001) and from October 1, 2002 to the date of this Report.

Engagement of Schwartz Levitsky Feldman LLP

Prior to the formal dismissal of Philip K. Yeung, CPA, the Board of Directors authorized the engagement of Schwartz Levitsky Feldman LLP of Toronto, Ontario
(SLF), as its new independent auditors for the fiscal year ending September 30, 2003. During the Company's two most recent fiscal years ended September 30, 2002 and 2001, and the subsequent interim periods through the date of this Report, the Company did not consult with SLF regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. As of December 31, 2003, a formal engagement letter with Schwartz Levitsky Feldman, LLP has been executed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

Exhibit No.     Description
-----------     -----------

16.1            Letter regarding change in certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 2, 2004


                                                /S/ Michael M. Lee
                                                -------------------------
                                                Michael M. Lee, President